Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 2, 2011, with respect to the consolidated financial statements, included in the Annual Report on Form 10-K for the year ended December 31, 2010 of GigOptix, Inc., which is contained in this Registration Statement. We consent to the use of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

San Francisco, California

March 4, 2011